As Filed with Securities and Exchange Commission on June 3, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

QUESTCOR PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

California	Questcor Pharmaceuticals, Inc.	33-0476164
(State or other jurisdiction of incorporation or organization)	3260 Whipple Road Union City, California 94587	(I.R.S. Employer Identification Number)
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2003 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

George Stuart
Senior Vice-President, Finance and Chief Financial Officer
Questcor Pharmaceuticals, Inc.
3260 Whipple Road
Union City, CA 94587
(510) 400-0700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michael H. Mulroy
Stradling Yocca Carlson & Rauth
a Professional Corporation
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660
(949) 725-4000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities to	Amount to be	Offering Price	Aggregate	Registration
be Registered	Registered (1)	Per Share (2)	Offering Price	Fee
Common Stock, no par value(3)	500,000 shares(4)	$4.88	$2,440,000	$95.89

(1)	Pursuant to Rule 416(a), also registered hereunder are an indeterminate number of shares which may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant’s 2003 Employee Stock Purchase Plan.
(2)	In accordance with Rule 457(h), the aggregate offering price of the 500,000 additional shares of Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported by The Nasdaq Capital Market for the common stock on June 2, 2008, which was $4.88.
(3)	Shares available for issuance under the 2003 Employee Stock Purchase Plan.
(4)	Additional shares eligible for issuance under the 2003 Employee Stock Purchase Plan. An aggregate of 900,000 shares of the Registrant’s common stock have been previously registered for issuance under the Plan pursuant to a Registration Statement on Form S-8 filed on May 30, 2003 (File No. 333-105694), and an additional 1,500,000 shares of the Registrant’s common stock have previously been registered for issuance under the Plan pursuant to Registration Statements on Form S-8 filed June 8, 2006 (File No. 333-134878).

PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
ITEM 8. EXHIBITS.
SIGNATURES
EXHIBIT INDEX
Exhibit 5.1
Exhibit 23.1

EXPLANATORY NOTE
     This Registration Statement has been prepared in accordance with General Instruction E to Form S-8 and relates to an increase of 500,000 shares of common stock of Questcor Pharmaceuticals, Inc. (the “Registrant”) reserved for issuance under the Registrant’s 2003 Employee Stock Purchase Plan (the “Plan”), authorized pursuant to an increase approved by the Board of Directors on February 28, 2008 and by the Shareholders at the annual meeting held on May 29, 2008. 900,000 shares of the Registrant’s common stock have been previously registered for issuance under the Plan pursuant to a Registration Statement on Form S-8 filed on May 30, 2003 (File No. 333-105694), and an additional 1,500,000 shares of the Registrant’s common stock have been previously registered for issuance under the Plan pursuant to Registration Statements on Form S-8 filed June 8, 2006 (File No. 333-134878).

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PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     The contents of the Registrant’s previously filed Registration Statements on Forms S-8 (File Nos. 333-105694 and 333-134878) relating to shares issued under the Registrant’s 2003 Employee Stock Purchase Plan are hereby incorporated by reference.
ITEM 8. EXHIBITS.

Exhibit
Number	Description of Document
4.1	Certificate of Determination of Series C Junior Participating Preferred Stock of the Company (filed as an exhibit to the Company’s Current Report on Form 8-K filed on February 14, 2003, and incorporated herein by reference).
4.2	Amended and Restated Bylaws of Questcor Pharmaceuticals, Inc., dated as of March 5, 2008 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on March 5, 2008, and incorporated herein by reference).
4.3	Amended and Restated Articles of Incorporation of Questcor Pharmaceuticals, Inc. (filed as an exhibit to the Company’s Current Report on Form 8-K filed on March 28, 2008, and incorporated herein by reference).
5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
23.1	Consent of Odenburg, Ullakko, Muranishi & Co. LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page to the Registration Statement).
99.1	2003 Employee Stock Purchase Plan (filed as an exhibit to the Company’s Definitive Proxy on Schedule 14A filed with the Commission on April 10, 2006).
99.2	Amended and Restated 2003 Employee Stock Purchase Plan (filed as an exhibit to the Company’s Definitive Proxy on Schedule 14A filed with the Commission on April 21, 2008).

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union City, State of California, on June 3, 2008.

By:	/s/ George M. Stuart
George M. Stuart
Senior Vice-President, Finance and Chief Financial Officer

POWER OF ATTORNEY
     We, the undersigned directors and officers of Questcor Pharmaceuticals, Inc., do hereby constitute and appoint Don Bailey and George Stuart, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Don M. Bailey Don Bailey	President, Chief Executive Officer and Director	May 29, 2008

/s/ George M. Stuart George M. Stuart	Senior Vice-President, Finance, Chief Financial Officer, and Chief Accounting Officer	May 29, 2008

/s/ Virgil D. Thompson Virgil D. Thompson	Director (Chairman of the Board)	May 29, 2008

/s/ Neal C. Bradsher Neal C. Bradsher	Director	May 29, 2008

/s/ Stephen C. Farrell Stephen C. Farrell	Director	May 29, 2008

David Young	Director	May 29, 2008

S-1

EXHIBIT INDEX

Exhibit
Number	Description of Document
4.1	Certificate of Determination of Series C Junior Participating Preferred Stock of the Company (filed as an exhibit to the Company’s Current Report on Form 8-K filed on February 14, 2003, and incorporated herein by reference).
4.2	Amended and Restated Bylaws of Questcor Pharmaceuticals, Inc., dated as of March 5, 2008 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on March 5, 2008, and incorporated herein by reference).
4.3	Amended and Restated Articles of Incorporation of Questcor Pharmaceuticals, Inc. (filed as an exhibit to the Company’s Current Report on Form 8-K filed on March 28, 2008, and incorporated herein by reference).
5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
23.1	Consent of Odenburg, Ullakko, Muranishi & Co. LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page to the Registration Statement).
99.1	2003 Employee Stock Purchase Plan (filed as an exhibit to the Company’s Definitive Proxy on Schedule 14A filed with the Commission on April 10, 2006).
99.2	Amended and Restated 2003 Employee Stock Purchase Plan (filed as an exhibit to the Company’s Definitive Proxy on Schedule 14A filed with the Commission on April 21, 2008).